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                                                                    EXHIBIT 10.4


                        AGREEMENT BETWEEN TCI AND PIERRE DESJARDINS

                        Date: July 29, 1996

POSITION:               President And Chief Executive Officer of Total
--------                Containment Inc. (TCI).

DUTIES:                 All of the company's worldwide activities, as well as
------                  those of its subsidiaries, including the hiring of
                        personnel, the development and management of budgets, financing, the development of the future corporate mission, dealings with the board of directors and shareholders, etc. The person in this position reports directly to the board of directors.

SALARY:                 US$300,000 per year, payable according to the
------                  company's practice as regards salaried executives.

OPTIONS:                Grant of one option to purchase 225,000 shares at
-------                 market price on September 3, 1996, which option
                        may be exercised in whole or in part until September
                        3, 2001, as follows: a first portion of 75,000 shares as of September 3, 1997, a second portion of 75,000 shares as of September 3, 1998 and a final portion of 75,000 shares as of September 3, 1999, or as of an earlier date under the circumstances described hereinafter.

TERM:                   Except in the event of the voluntary departure or
----                    resignation of Pierre Desjardins, the term of the
                        contract shall be a minimum of three (3) years, beginning September 3, 1996. This term shall be extended for an additional year upon each anniversary date as of the first anniversary date, unless TCI sends a written note of non-renewal to Pierre Desjardins prior to such anniversary date.

                        Nevertheless, TCI shall be entitled to terminate this contract for cause. TCI shall also be entitled to terminate this contract any time by giving a written notice to Pierre Desjardins, provided that TCI immediately pays to Pierre Desjardins a sum equal to the total salary which TCI would have been obliged to pay to him for the unexpired portion of the term, TCI
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                        continues to pay for the insurance coverage until the
                        end of the unexpired portion of the term, and provided Pierre Desjardins is entitled to exercise all the options which shall have been granted to him in order to purchase all the shares covered by such options, even if the exercise dates or the conditions precedent to such exercise have not yet arrived or occurred, such exercise right to extend for a period of twelve (12) month following the company's notice.

                        The sale of all or a material portion of the business, the amalgamation of TCI with another company, any change of control of TCI or its main shareholder, or the reduction of the duties assigned to Pierre Desjardins may be treated by Pierre Desjardins as a notice of resiliation of the contract by TCI upon Pierre Desjardins simply giving a written confirmation thereof to TCI, in which case the above-mentioned effects shall result.

OTHER MATTERS:           TCI undertakes to provide or pay for the following
-------------            items:

                         - business expenses in accordance with the usual industry standards for this type of position;

                         -   United States work permit;

                         -   travel between Montreal and TCI;

                         -   lodging in Philadelphia/OAKS;

                         -   car leasing and expenses;

                         -   insurance (life, disability, health,
                             hospitalization, medical care and dental care) providing the same benefits and privileges in the United States as those available to a chief executive officer of a company in Quebec;

                         - in the event of a relocation: relocation, transportation and brokerage costs; return trip to Montreal;
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                                      -3-

                         -   financial consultant;

                         -   social/business club.


                             DATE:   August 14, 1996


                             /s/ Pierre Desjardins
                             ------------------------------
                             PIERRE DESJARDINS


                             DATE: Aug. 28, 1996


                             /s/ Marcel Dutil
                             -----------------------------
                             TOTAL CONTAINMENT INC.